Exhibit 10.1

FEDERAL HOME LOAN BANK OF SEATTLE

Bank Incentive Compensation Plan - Long-Term Executive Plan

As of January 1, 2011

FEDERAL HOME LOAN BANK OF SEATTLE
Bank Incentive Compensation Plan - Long-Term Executive Plan

FEDERAL HOME LOAN BANK OF SEATTLE
Bank Incentive Compensation Plan - Long-Term Executive Plan
PLAN DOCUMENT

1.0	Plan Objectives

1.1	The purpose of the Federal Home Loan Bank of Seattle's Bank Incentive Compensation Plan - Long-Term Executive Plan is to achieve five objectives:

1.1.1	Motivate the President and Senior Officers to achieve the Seattle Bank's short-term and long-term business objectives;

1.1.2
Link executive compensation to be consistent with strategic objectives and the Seattle Bank's Consent Order - preserving and enhancing member access to liquidity and funding through such things as Asset Improvement, Capital Adequacy (stock repurchase and redemption or dividend payments), Risk Management and Remediation of Examination Findings;

1.1.3	Provide a focus on longer term performance and outcomes through a competitive reward structure for the President and Senior Officers;

1.1.4	Provide a vehicle for closer Board involvement and communication with management regarding the Seattle Bank's long-term strategic plans; and

1.1.5	Retention of Senior Management.

1.2
The Plan is a cash-based, long-term incentive plan, formulaic in nature and definitive in terms of minimum, target and maximum levels of performance that reflect the base case scenario in the bank's strategic plan.

1.3	The Award Opportunity and Long-Term Performance Measures, and other relevant information for a Performance Period are set forth in Appendix A.

2.0	Definitions

2.1	When used in this Plan, the words and phrases below shall have the following meanings:

2.1.1
Award Opportunity is the award percentage (see Appendix A - Table 1) that may be earned at the end of the three-year Performance Period on achievement of the Long-Term Performance Measures described in Appendix A - Table 2.

2.1.2	Base Salary is defined as the Participant's normal rate of pay before any other add-ons (i.e. bonuses, incentive pay, etc.) and after any adjustments (i.e. leave w/o pay).

2.1.3	Board means the Seattle Bank's Board of Directors.

2.1.4	Committee means the Governance, Budget and Compensation Committee of the Board.

2.1.5	Disabled means the Participant is receiving benefits under Seattle Bank's Long Term Disability Plan.

2.1.6	Finance Agency means the Federal Housing Finance Agency.

2.1.7	Participant means an employee who participates in the Plan pursuant to Section 3.0.

2.1.8	Long-Term Performance Measure means each long-term performance factor that is taken into consideration under the Plan in determining the value of a Participant's Plan Award.

2.1.9	Performance Period means a certain three-year period over which the Long-Term Performance Measures in Appendix B are measured.

2.1.10	Plan means the Bank Incentive Compensation Plan - Long-Term Executive Plan.

2.1.11	Plan Award means an amount that is determined at the end of the Performance Period based on results of the Long-Term Performance Measures, subject to adjustment as provided in Section 6.0.

2.1.12	President means the President and Chief Executive Officer of the Seattle Bank.

2.1.13	Risk Committee means the Risk Committee of the Board.

2.1.14	Rule of 70 refers to the date on which an employee's years of benefit service added to their age equals 70.

2.1.15	Seattle Bank means the Federal Home Loan Bank of Seattle.

2.1.16	Senior Officer means a Senior Executive Officer of the Seattle Bank who is SVP and above (excluding the President).

2.1.17
Terminated without cause means the Participants termination was not due to malfeasance, including the commission of any fraud or felony, or the material breach of his or her employment obligations, as determined by the Board.

2.1.18	Transaction means a single transaction or a single strategy made up of more than one transaction in determining the reporting threshold in Section 5.3.

3.0	Eligibility

3.1	A Seattle Bank employee who is a Senior Vice President or above at the beginning of Performance Period shall participate in the Plan.

3.2	Employees who are hired, transferred, or promoted into a President Senior Officer position during a Performance Period may be allowed participation in the Plan pursuant to Section 9.2.

3.3	Contract employees, temporary employees, and part-time employees are not eligible to participate in the Plan.

4.0	Award Opportunity

4.1	There will be two levels of Award Opportunities:

Level I:	President

Level II:	Senior Officers

5.0	Performance Measures

5.1	Long-term Performance Measures will be established with respect to each Performance Period as described in Appendix A. Three achievement levels will be set to determine award payouts under the Plan:

Threshold	The achievement level for minimum award payout.

Target	The achievement level for target award payout.
Superior    The achievement level for maximum award payout.

5.2
At the beginning of each Performance Period, Long-Term Performance Measures for the Performance Period will be reviewed by the Committee, in consultation with the Risk Committee, and approved by the Board.

5.3
All Seattle Bank transactions that may affect the Retained Earnings Performance Measures by more than $30 million and their impact on incentive compensation shall be reviewed with the Board. The Board shall provide to the Finance Agency, a recommendation and sufficient detail about the transactions to enable determination of the full set of consequences of the decision and an expected time frame for achievement of the Performance Measure.

6.0	Award Determination

6.1
Achievement level of the Long-Term Performance Measures will be evaluated at the end of the three-year Performance Period cycle and will be based on performance results at threshold, target, or superior as identified in Appendix A - Table 2.

6.2	Based on the results from Section 6.1, an Award Opportunity percentage will be derived from Appendix A - Table 1.

6.3
The Plan Award is equal to a percentage (defined in Section 6.2) of the Participants Base Salary at the beginning of the Performance Period, subject to adjustments due to non-achievement of Other Key Objectives provided in Appendix A and/or as provided in Sections 6.4 and 6.5.

6.4
Depending upon the Board's assessment of severity and taking into consideration other mitigating factors, Participants may receive less than their otherwise earned award if, during the most recent examination of the Seattle Bank by the Finance Agency or successor regulator, an unsafe or unsound practice or condition with regard to the Seattle Bank was identified, unless the practice or condition took place prior to start of employment, comes to the attention of said Participant prior to examination and is not continued. However, Participants may receive their earned award provided that the finding of an unsafe or unsound practice or condition is subsequently resolved within the Performance Period in favor of the Seattle Bank by the Finance Agency.

6.5	To the extent the Seattle Bank was merged at PAR Value, the Committee, with Board approval, may determine any earned amounts up to the target achievement level.

7.0	Award Conditions

7.1	No incentive award will be earned on any individual Performance Measure in which the Seattle Bank fails to achieve threshold.

7.2
If the Seattle Bank fails to achieve threshold level performance on one Performance Measure, individual incentive awards for the Participants shall in no event exceed 66% of the maximum potential award provided in Appendix A. If the Seattle Bank fails to achieve threshold level performance on two Performance Measures, individual incentive awards for the Participants shall not exceed 33% of the maximum potential award provided in Appendix A.

7.3
No incentive award will be paid if the Participant does not have satisfactory performance over a Performance Period. Satisfactory performance for each plan participant will be determined based on assessment against six dimensions of performance which incorporate the duties of each job over the Performance Period: (1) Operating Metrics; (2) Risk Management; (3) External Relations; (4) Leadership; (5) Strategy and Vision; and (6) People and Management.

7.4	Payment of earned Plan Awards will be deferred until the Bank has the ability to redeem stock by achieving the threshold performance levels.

7.5
Total incentive awards shall not exceed $723,000 which is 60% of the President's base salary plus 45% of other Senior Officer aggregate base salaries as of January 1, 2011. However, adjustments to the maximum payout amount will be necessary as Participants' are added or terminated from the Plan pursuant to Section 9.2.

8.0    Administrative Control

8.1	The Committee will administer the Plan and may delegate day-to-day administration to the Seattle Bank's Human Resources Department.

8.2
In addition to the authority expressly provided in the Plan, the Board shall have such authority to control and manage the operation of the Plan and shall have all authority necessary to accomplish these purposes, including, but not limited to, authority over interpretation of the terms of the Plan, the eligibility of any person to participate in the Plan and to receive benefits under the Plan, and any Plan Award payouts from the Plan. The Board's determinations and interpretations regarding the Plan shall be final, binding, and conclusive.

9.0	Miscellaneous Conditions

9.1
Except as provided in Section 9.3, Participants must be employed by the Bank until the pay period in which the Plan Award payments are made, and such payment will be no later than 2 ½ months after the three-year Performance Period ends, subject to Finance Agency approval, unless awards are deferred in accordance with Section 7.4.

9.2
Employees of the Seattle Bank who are hired, transferred, or promoted into a Senior Officer position during a Performance Period may (i) be nominated for participation in the Plan in accordance with Section 3.1, if nominated by the President and approved by the Committee, and (ii) be eligible to receive a prorated award in accordance with Section 9.1 or 9.3.

9.3
In cases where a Participant retires on or after age 65 or achieving Rule of 70, dies or becomes Disabled while still employed by the Seattle Bank, or is involuntarily terminated without cause during the Performance Period may receive a prorated Plan Award (paid in cash, lump-sum), but only if the President nominates and the Board approves such action at the end of the Performance Period during which the above cases occur. If the President does not make such a recommendation or the Board does not approve such action, the Participant will not be entitled to an award. If a Participant becomes entitled to receive a prorated award under this section, the prorated Final Award will be paid to the Participant no later than 2½ months following the end of the calendar year in which the above cases occurred (see also Section 9.1), subject to 6.6 and Finance Agency approval. If a Participant terminates service with the Seattle Bank for any reason other than retirement on or after age 65 or achieving Rule of 70, death or Disability while still employed by the Seattle Bank or involuntary termination without cause during the Performance Period, the Participant will not be eligible to receive an award under the Plan.

9.4
The amount of any prorated award will be determined by dividing the number of months that an employee was a Participant in the Plan during the Performance Period by thirty-six and multiplying such quotient by the Plan Award.

9.5	Notwithstanding any Plan provision to the contrary, mere participation in the Plan will not entitle a Participant to an award.

9.6
The designation of an employee as a Participant in the Plan does not guarantee employment. Nothing in this Plan shall be deemed (i) to give any employee or Participant any legal or equitable rights against the Seattle Bank, except as expressly provided herein or provided by law; or (ii) to create a contract of employment with any employee or Participant, to obligate the Seattle Bank to continue the service of any employee or Participant, or to affect or modify any employee's or Participant's term of employment in any way.

9.7	The right of the Seattle Bank to discipline or discharge a Participant shall not be affected by any provision of this Plan.

9.8	All Plan Awards will be paid out in a lump sum in cash through regular payroll and will be subject to applicable payroll tax withholdings and other appropriate deductions.

9.9	No Final Award received by a Participant shall be considered as compensation under any employee benefit plan of the Seattle Bank, except as otherwise determined by the Seattle Bank.

9.10
Final Awards will be made as soon as practical following the end of the Performance Period, but no later than 2½ months following the calendar year that the Participant became entitled to the Final Award pursuant to Section 9.1, except as otherwise provided in Section 9.3.

9.11
The Board has the right to revise, modify, or terminate the Plan in whole or in part at any time or for any reason, and the right to reduce any recommended award amount, for any reason, without the consent of any Participant.

9.12
Since no employee has a guaranteed right to any award under this Plan, any attempt by an employee to sell, transfer, assign, pledge, or otherwise encumber any anticipated award shall be void, and the Seattle Bank shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person who might anticipate an award under this program.

9.13	This Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Seattle Bank for payment of any award under this program.

9.14	The Plan shall be construed, regulated, and administered in accordance with the laws of the state of Washington, unless otherwise preempted by the laws of the United States.

9.15
If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such provision had not been included herein.

9.16
If a Participant dies before receiving his or her award, any amounts determined to be paid under this Plan shall be paid to the Participant's surviving spouse, if any, or if none, to the Participant's estate. The Seattle Bank's determination as to the identity of the proper payee of any amount under this Plan shall be binding and conclusive and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such amount.

9.17
Claims and Appeals Procedures. A Participant (such Participant being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to any claim as to which the Committee has jurisdiction under this Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant.

The Committee shall consider a Claimant's claim within a reasonable time, but no later than ninety days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety-day period. Upon reaching its decision, the Committee shall notify the Claimant in writing.

On or before sixty days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Committee shall render its decision on review promptly, in writing, and deliver it to the Claimant no later than sixty days after it receives the Claimant's written request for a review of the denial of the claim.

9.18	Any agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Plan which is not contained herein will have no effect or enforceability.

FEDERAL HOME LOAN BANK OF SEATTLE
Bank Incentive Compensation Plan - Long-Term Executive Plan
APPENDIX A
2011 - 2013 Performance Period

Performance Period
The Performance Period described in this Appendix shall be January 1, 2011 through December 31, 2013.
Award Opportunity and Long-Term Performance Measures
The Award Opportunity, as a percentage of January 1, 2011 base salary, is provided in Table 1 and the Long-Term Performance Measures for the 2011 - 2013 Performance Period are in Table 2.

Table 1 - Award Opportunity

Performance Level	No Award	Threshold	Target	Superior
I - President/CEO	0%	20%	40%	60%
II - Senior Officers (SVP and above)	0%	15%	30%	45%

Table 2 - Long-Term Performance Measures

Threshold	Target	Superior
Ability to repurchase stock	Ability to redeem stock	Ability to pay dividend

Other Key Objectives
In addition to the above Long-Term Performance measures, the Committee, taking into consideration the following Other Key Objectives, may reduce in part or in whole awards for all or select individuals:

1.	Operational errors or omissions resulting in material revisions to the financial results, information submitted to the Finance Agency, or data used to determine incentive payouts.

2.	Untimely submission of information made to the SEC, OF and/or the Finance Agency.

3.	Insufficient progress made in the timely remediation of examination findings.

4.
Ineffective management of risk and safety and soundness considerations. All significant operational decisions made by management that fall outside the risk management thresholds established in the risk management policy overview approved by the Board will be considered ineffective management and will result in reduced reward payments. The Board approved risk management thresholds are documented in the risk management policy overview approved by the Board.

5.	Participant receives written warning for performance or misconduct or remains on a performance plan.

6.	Unsafe/Unsound practice in participant's area of responsibility.

7.	Determination of extraordinary circumstances.

8.	Any input received from the FHFA regarding its observations regarding the performance period.